                                                                    Exhibit 12.1


                              EVERGREEN SOLAR, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)





                                                                                                                        PERIOD
                                                                            YEAR ENDED DECEMBER 31,                      ENDED
                                                          --------------------------------------------------------   SEPTEMBER 30,
                                                            2001        2002        2003        2004        2005         2006
                                                          --------    --------    --------    --------    --------   -------------



Loss from operations before minority interest             $(12,477)   $(13,199)   $(14,974)   $(19,363)   $(18,511)    $(22,786)

  Fixed charges:
    Interest portion of operating lease (A)                    206         167         169         210         223          196
    Debt interest                                                -           -           -          74       2,526        4,874
                                                          --------    --------    --------    --------    --------     --------
  Total fixed charges                                          206         167         169         284       2,749        5,070
                                                          ========    ========    ========    ========    ========     ========

Loss from operations before minority interest plus
  fixed charges                                            (12,271)    (13,032)    (14,805)    (19,079)    (15,762)     (17,716)
                                                          ========    ========    ========    ========    ========     ========

Ratio of earnings to fixed charges                              (B)         (B)         (B)         (B)         (B)          (B)
                                                          ========    ========    ========    ========    ========     ========

Supplemental information:
  Additional earnings required to achieve 1:1 ratio
   of earnings to fixed charges                           $ 12,477    $ 13,199    $ 14,974    $ 19,363    $ 18,511     $ 22,786
                                                          ========    ========    ========    ========    ========     ========




(A)  Represents an approximate interest factor of 1/3 of operating rentals

(B) Earnings are inadequate to cover fixed charges; additional earnings required presented as supplemental information in the above table

                              EVERGREEN SOLAR, INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      AND PREFERRED ACCRETION AND DIVIDENDS
                                 (IN THOUSANDS)




                                                                                                                        PERIOD
                                                                            YEAR ENDED DECEMBER 31,                     ENDED
                                                          --------------------------------------------------------   SEPTEMBER 30,
                                                            2001        2002        2003        2004        2005         2006
                                                          --------    --------    --------    --------    --------   -------------




Loss from operations before minority interest             $(12,477)   $(13,199)   $(14,974)   $(19,363)   $(18,511)   $(22,786)

  Fixed charges:
    Interest portion of operating lease (A)                    206         167         169         210         223         196
    Debt interest                                                -           -           -          74       2,526       4,874
                                                          --------    --------     -------    --------    --------    --------
  Total fixed charges                                          206         167         169         284       2,749       5,070
                                                          ========    ========     =======    ========    ========    ========

Loss from operations before minority interest plus
  fixed charges                                            (12,271)    (13,032)    (14,805)    (19,079)    (15,762)    (17,716)
                                                          ========    ========     =======    ========    ========    ========

  Total fixed charges                                          206         167         169        284       2,749       5,070
  Accretion and dividends on preferred stock                     -           -      13,498       2,904           -           -
                                                          --------    --------     -------    --------    --------    --------
Total fixed charges and preferred accretion and
 dividends                                                     206         167      13,667       3,188       2,749       5,070
                                                          --------    --------     -------    --------    --------    --------

Ratio of earnings to fixed charges and accretion and
 dividends on preferred stock                                   (B)         (B)         (B)         (B)         (B)         (B)
                                                          ========    ========    ========    ========    ========    ========

Supplemental information:
  Additional earnings required to achieve 1:1 ratio of
    earnings to fixed charges and preferred accretion and
    dividends                                             $ 12,477    $ 13,199    $ 28,472    $ 22,267    $ 18,511    $ 22,786
                                                          ========    ========    ========    ========    ========    ========



(A)  Represents an approximate interest factor of 1/3 of operating rentals

(B) Earnings are inadequate to cover fixed charges and preferred accretion and dividends; additional earnings required presented in supplemental information in above table